Exhibit 10.3

                              AMENDMENT NUMBER 1 TO

                         INTERNATIONAL WIRE GROUP, INC.

                2006 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

         Pursuant to the authority to amend set forth in Section 18 of the International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors (the "Plan"), the Board of Directors of International Wire Group, Inc. hereby amends the Plan effective as of the 12th day of May as follows:

1.       ELIGIBILITY

         Section 5 of the Plan is amended to read in its entirety as follows:

                           Each member of the Board of Directors who is not an employee of the Company or any subsidiary corporation or parent corporation of the Company shall be eligible to be granted Options under the Plan ("Eligible Director"); provided, however, that an individual who is an Eligible Director designated by (i) a shareholder of the Company that, together with its affiliates, owns ten percent (10%) or more of the outstanding Common Stock of the Company (a "Significant Shareholder") or (ii) a Significant Shareholder's affiliate, shall have the right to elect, prior to the date Options are granted hereunder, to have Options under the Plan granted directly to such Significant Shareholder or to any of its affiliates (such election, an "Assignment Election"), subject to the requirement that the grantee make the representations described in Section 15 of the Plan and such other similar representations as the Committee determines are necessary or advisable to ensure the Option grant complies with applicable law.

                           An Eligible Director making an Assignment Election may revoke the election with respect to future grants at least seven
         (7) days prior to the date of the next automatic option grant. Unless revoked, the Assignment Election shall remain in effect until the October 20th next following the date the Eligible Director making the Assignment Election ceases to serve on the Board of Directors.

                           If an Assignment Election is made, the grantee shall be deemed to be the Eligible Director for all purposes of this Plan, except the following:

                           (i) If the Eligible Director making the Assignment Election shall resign from the Board of Directors, any replacement member of the Board of Directors that is designated by the Significant Shareholder or its affiliate shall not be deemed a new Eligible Director of the Plan (and therefore shall not be eligible for a

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         pro-rata grant provided for in Section 6 of the Plan). However, such new Eligible Director shall be required to make a new Assignment Election with respect to any future grants;

                           (ii) The number of meetings attended for purposes of
         Section 6 of the Plan shall be the number of meetings attended by the Eligible Director who made the Assignment Election (and, if the previous paragraph shall apply, such Eligible Director's replacement) and the period that the Eligible Director served shall be 12 months (or such shorter period of time during the preceding 12 month period that a designee of the Significant Shareholder or its affiliate served on the Board of Directors).

                           (iii) The right to decline an Option grant provided by Section 7 shall be retained by the Eligible Director making the Assignment Election.

2.       TERMINATION OF DIRECTORSHIP

         Section 10 of the Plan is amended to read as follows:

         a. Sections 10(a) of the Plan is amended to add after the first parenthetical the following: ", then except as provided in (c) below,"

         b. Sections 10(b) of the Plan is amended (i) to add after the first parenthetical: ", then except as provided in (c) below,"
                  (ii) to replace the period at the end with a semi-colon, and
                  (iii) to add "and" at the end thereof.

         c. A new Section 10(c) of the Plan shall be added immediately after paragraph 10(b) which shall read in its entirety as follows:

                  (c) if the service of an Eligible Director who has made an Assignment Election terminates and such Eligible Director is not replaced by a designee of the Significant Shareholder or one of its affiliates within thirty (30) days of such termination, such Option shall to the extent not theretofore exercised, remain exercisable up to and including, the earlier of (X) one (1) year after the date that such Eligible Director ceases to serve on the Board of Directors and (Y) the tenth anniversary of the date of grant of such Option.

3.       NON-TRANSFERABILITY OF OPTIONS

         Section 12 is hereby amended to add the following to the end of the first sentence:

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                   ", except that a Significant Shareholder or its affiliate
                  that has been granted an Option by virtue of an Assignment Election shall be permitted to transfer the Option to an affiliate."

4.       GOVERNING LAW

         The first sentence of the second paragraph of Section 20 is hereby amended to read in its entirety as follows:

                  The Committee may grant Options to Eligible Directors (and Eligible Directors may make an Assignment Election) to persons who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws.

         The last sentence of the second paragraph of Section 20 is hereby amended to read in its entirety as follows:

                  The Board of Directors may modify awards granted to foreign nationals or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, benefit or other matters.













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